[DESCRIPTION]    CONSENT OF INDEPENDENT ACCOUNTANTS

EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Ameriwood Industries International Corporation on Forms S-8 (File Nos. 2-99965, 33-46777, 33-67494, 333-43667, and
333-43699) of our report, dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Ameriwood Industries International Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.
Grand Rapids, Michigan
February 6, 1998